Exhibit 21.1

LIST OF CORPORATE ENTITIES (UPDATED 2/8/22)

Entity			Abbreviation	State/Province	Owner	Interest
Orion Group Holdings, Inc.			ORN	DE	Parent Company	n/a
OAS		Orion Administrative Services, Inc.	OAS	TX	ORN	100%
		East & West Jones Placement Areas, LLC	EWJ	TX	OAS	100%
		Preferred Tool Services, Inc.	PTS/HITS	TX	OAS	100%
		Orion Marine Group, LLC	OMGLLC	TX	OAS	100%
OMR		Orion Marine Contractors, Inc.	OMR	DE	ORN	100%
		Northwest Marine Construction, ULC	NMC	Canada	OMR	100%
SCH		Schneider E&C Company, Inc.	SCH	FL	ORN	100%
OIC		Orion Industrial Construction, LLC (fka F. Miller Construction, LLC)	OIC	LA	ORN	100%
OCLP		OCLP, LLC	OCLPLLC	NV	ORN	100%
		OCGP, LLC	OCGP	TX	OCLPLLC	100%
		Orion Construction, L.P.	OCLP	TX	OCLPLLC	99%
					OCGP (GP)	1%
	OMC	Orion Marine Construction, Inc.	OMC	FL	OCLP	100%
		Orion Marine Construction Bahamas, LLC	OMCBH	Bahamas	OMC	100%
		Orion Marine Construction Cayman, Inc.	OMCCY	Grand Cayman Branch	OMC	100%
		Verdant Isle Port Partners (Joint Venture)	VIPP	Grand Cayman	OMC	2.5%
					Royal Caribbean	47.5%
					Carnival	47.5%
					McAlpine	2.5%
		Orion Marine Construction, Inc.-Honduras	OMCH	Honduran Branch	OMC	100%
		Orion Marine Construction TCI, Ltd	OMCTCI	Turks & Caicos	OMC	100%
		Orion Marine de Mexico (S de R.L. de C.V.)	OMdeMex	Mexico	OMC	99%
					OAS	1%
		SSL South, LLC	SSL	FL	OMC	100%
		OM Marine Services de Mexico (S de R.L. de C.V.)	OMMSdMex	Mexico	SSL	99%
					OIC	1%
		T. LaQuay Dredging, LLC	TLD	TX	OMC	100%
		King Fisher Marine Services, LLC	KFMS	TX	OMC	100%
		Misener Marine Construction, Inc.	NMCGA	GA	OMC	100%
		Industrial Channel & Dock Company	ICDC	TX	OMC	100%
		Commercial Channel & Dock Company	CCDC	TX	OMC	100%

Exhibit 21.1

LIST OF CORPORATE ENTITIES (UPDATED 2/8/22)

Entity		Abbreviation	State/Province	Owner	Interest
OCC	Orion Concrete Construction, LLC	OCC	DE	ORN	100%
	TAS Concrete Construction, LLC	TAS	DE	OCC	100%
	Tony Bagliore Concrete, Inc. dba T.A.S. Commercial Concrete CTX	TBC	TX	TAS	100%
	T.A.S. Commercial Concrete Solutions, LLC	TASCCS	TX	OCC	100%
	T.A.S. Proco, LLC	TASP	TX	TASCCC	99%
				OCC	1%
OCS	Orion Corporate Services, LLC	OCS	TX	ORN	100%
	Artemis Business Solutions, LLC	ABS	LA	OCS	100%
OGS	Orion Government Services, LLC	OGS	WA	OMR	50%
				OCLP	50%